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                                                                     EXHIBIT 28P

                   CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT

                              First USA Bank, N.A.



                         FIRST CHICAGO MASTER TRUST II

                                 Series 1999-Y
                                November 9, 1999



      Under the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of June 1, 1990 as amended and restated as of September 1, 1999, by and between First USA Bank, National Association,, as Seller and Servicer ("First USA"), and Norwest Bank Minnesota, National Association, as Trustee, (the "Trustee"), as amended and supplemented by the Series 1999-Y Supplement dated as of August 1, 1999 by and between First USA and the Trustee, First USA, as Servicer, is required to prepare certain information for each Payment Date regarding current distributions to Class A Certificateholders and the performance of the First Chicago Master Trust II (the "Trust") during the previous period. The information which is required to be prepared with respect to the distribution on the November 15, 1999 Payment Date and with respect to the performance of the Trust during the Due Period for such Payment Date is set forth below. Certain of the information is presented on the aggregate amounts for the Trust as a whole. All capitalized terms used herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.


A. Information Regarding the Current Distribution (Stated on the Basis of $1,000 Original Principal Amount)

       1.  The total amount of the distribution to Class A
           Adjusted Certificateholders on the Payment Date
           per $1,000 interest.                                         $4.828

       2.  The amount of the distribution set forth in paragraph
           1 above in respect of principal on the Class A Adjusted
           Certificates, per $1,000 interest                            $0.000

       3.  The amount of the distribution set forth in paragraph 1 above in respect of interest on the Class A Adjusted
           Certificates, per $1,000 interest                            $4.828

B. Information Regarding the Performance of the Trust

       1. Collections of Receivables
       -----------------------------

       a.  The aggregate amount of Collections of Receivables
           processed for the Due Period with respect to the
           current Distribution Date which were allocated in
           respect of the Investor Certificates of all Series   $695,734,442.82

       b.  The aggregate amount of Collections of Receivables
           processed for the Due Period with respect to the
           current Distribution Date which were allocated in
           respect of the Series 1999-Y Certificates             $12,022,020.70

       c.  The aggregate amount of Collections of Receivables
           processed for the Due Period with respect to the
           current Distribution Date which were allocated in
           respect of the Class A Certificates                   $10,519,268.11

       d.  The amount of Collections of Receivables processed
           for the Due Period with respect to the current
           Distribution Date which were allocated in respect of
           the Class A Adjusted Certificates, per $1,000 interest       $19.126

       e.  The amount of Excess Spread for the Due Period with
           respect to the current Distribution Date               $5,667,877.76

       f.  The amount of Reallocated Principal Collections for
           the Due Period with respect to the current
           Distribution Date allocated in respect of the Class A
           Certificates                                                   $0.00

       g.  The amount of Excess Finance Charge Collections
           allocated in respect of the Series 1999-Y Certificates,
           if any                                                        $0.00
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                                                            Series  1999-Y



       h.  The amount of Excess Principal Collections allocated
           in respect of the Series 1999-Y Certificates, if any           $0.00

       2.  Receivables in Trust
       -------------------------

       a. Aggregate Principal Receivables for the Due Period
          with respect to the current Distribution Date (which
          reflects the Principal Receivables represented by the
          Exchangeable Seller's Certificate and by the Investor
          Certificates of all Series)                        $16,105,583,646.73

       b. The amount of Principal Receivables in the Trust
          represented by the Series 1999-Y Certificates (the
          "Adjusted Invested Amount") for the Due Period with
          respect to the current Distribution Date              $628,571,429.00

       c. The amount of Principal Receivables in the Trust
          represented by the Class A Certificates (the
          "Class A Adjusted Invested Amount") for the Due
          Period with respect to the current Distribution Date
                                                                $550,000,000.00

      d.  The Invested Amount for the Due Period with respect
          to the current Distribution Date                      $628,571,429.00

      e.  The Class A Invested Amount for the Due Period with
          respect to the current Distribution Date              $550,000,000.00

      f.  The Invested Percentage with respect to Finance
          Charge Receivables (including Interchange) and
          Defaulted Receivables for the Series 1999-Y
          Certificates for the Due Period with respect to the
          current Distribution Date                                     3.903%

      g.  The Invested Percentage with respect to Principal
          Receivables for the Series 1999-Y Certificates for
          the Due Period with respect to the current
          Distribution Date                                             3.903%

      h.  The Class A Floating Percentage for the Due Period
          with respect to the current Distribution Date                87.500%

      i.  The Class A Principal Percentage for the Due Period
          with respect to the current Distribution Date                87.500%

      j.  The Collateral Floating Percentage for the Due Period
          with respect to the current Distribution Date                12.500%

      k.  The Collateral Principal Percentage for the Due Period
          with respect to the current Distribution Date                12.500%

      3.  Delinquent Balances
      -----------------------

          The aggregate amount of outstanding balances in the
          Accounts which were 30 or more days delinquent as of
          the end of the Due Period for the current Distribution
          Date                                                $933,915,652.05
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                                                                 Series 1999-Y

      4.  Investor Default Amount
      ---------------------------

      a. The aggregate amount of all Defaulted Receivables written off as uncollectible during the Due Period with respect to the current Distribution Date allocable to the Series 1999-Y Certificates (the "Investor
          Default Amount")

          1.  Investor Default Amount                           $4,077,723.74
          2.  Recoveries                                        $  199,352.65
          3.  Net Default Receivables                           $3,878,371.09

      b.  The Class A Investor Default Amount

          1.  Investor Default Amount                           $3,568,008.27
          2.  Recoveries                                        $  174,433.57
          3.  Net Default Receivables                           $3,393,574.70

      c.  The Collateral Investor Default Amount

          1.  Investor Default Amount                             $509,715.47
          2.  Recoveries                                          $ 24,919.08
          3.  Net Default Receivables                             $484,796.39

      5.  Investor Charge-offs.
      -------------------------

      a.  The amount of the Class A Adjusted Investor
          Charge-Offs per $1,000 interest after reimbursement
          of any such Class A Adjusted Investor Charge-Offs for
          the Due Period with respect to the current
          Distribution Date                                             $0.00

      b.  The amount attributable to Class A Adjusted Investor
          Charge-Offs, if any, by which the principal balance
          of the Class A Adjusted Certificates exceeds the
          Class A Adjusted Invested Amount as of the end of
          the day on the Record Date with respect to the current
          Distribution Date                                             $0.00

      c.  The amount of the Collateral Charge-Offs,if any, for
          the Due Period with respect to the current Distribution
          Date                                                          $0.00

      6.  Monthly Servicing Fee
      -------------------------

      a.  The amount of the Monthly Servicing Fee payable from
          available funds by the Trust to the Servicer with
          respect to the current Distribution Date                $130,952.38

      b.  The amount of the Interchange Monthly Servicing Fee
          payable to the Servicer with respect to the
          current Distribution Date                               $654,761.91

      7.  Available Cash Collateral Amount
      ------------------------------------

      a.  The amount, if any, withdrawn from the Cash Collateral
          Account for the current Distribution Date (the
          "Withdrawal Amount")                                          $0.00

      b.  The amount available to be withdrawn from the Cash
          Collateral Account as of the end of the day on the
          current Distribution Date, after giving effect to all
          withdrawals, deposits and payments to be made on such
          Distribution Date (the "Available Cash Collateral
          Amount" for the next Distribution Date)               $6,285,715.00
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                                                                  Series: 1999-Y

      c.  The amount as computed in 7.b as a percentage of the
          Class A Adjusted Invested Amount after giving effect
          to all reductions thereof on the current Distribution
          Date                                                           1.143%

      8.  Collateral Invested Amount
      ------------------------------

      a.  The Collateral Invested Amount for the current
          Distribution Date                                     $78,571,429.00

      b.  The Collateral Invested Amount after giving effect to
          all withdrawals, deposits, and payments on the current
          Distribution Date                                     $78,571,429.00

      9.  Total Enhancement
      ---------------------

      a.  The total Enhancement for the current Distribution Date
                                                                $84,857,144.00

      b.  The total Enhancement after giving effect to all
          withdrawals, depostis and payments on the current
          Distribution Date                                     $84,857,144.00

C.  The Pool Factor
-------------------

          The Pool Factor (which represents the ratio of the
          Class A Adjusted Invested Amount on the last day of
          the month ending on the Record Date adjusted for
          Class A Adjusted Investor Charge-Offs set forth in
          B.5.a above and for the distributions of principal
          set forth in A.2 above to the Class A Adjusted Initial
          Invested Amount). The amount of a Class A Adjusted
          Certificateholder's pro rata share of the Class A
          Adjusted Invested Amount can be determined by
          multiplying the original denomination of the holder's
          Class A Adjusted Certificate by the Pool Factor        100.00000000%

D.  Principal Funding Account
-----------------------------

      1.  The Principal Funding Investment Proceeds deposited
          in the Collection Account for the current Distribution
          Date to be treated as Class A Available Funds                 $0.00

      2.  The Excess Principal Funding Investment Proceeds for
          the current Distribution Date                                 $0.00

      3.  The Principal Funding Account Balance as of the end of
          the day on the current Distribution Date                      $0.00

      4.  The Deficit Controlled Accumulation Amount for the
          preceding Due Period                                          $0.00

E.  Reserve Account
-------------------

      1.  The Reserve Draw Amount for the current Distribution Date     $0.00

      2.  The amount on deposit in the Reserve Account as of the end of the day on the current Distribution Date (the
          "Available Reserve Account Amount" for the next
          Distribution Date)                                            $0.00
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CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
Signature Page




                                        First USA Bank, N.A.
                                        Servicer


                                        By: /s/ TRACIE KLEIN
                                           ------------------------------
                                                TRACIE KLEIN
                                        Title:  FIRST VICE PRESIDENT